Exhibit 99.1

News Release

Carvana Co. Announces Expiration of Private Exchange Offers Relating to Existing Notes

PHOENIX - June 2, 2023 – Carvana Co. (NYSE: CVNA) (“Carvana” or the “Company”), the leading e-commerce platform for buying and selling used cars, today announced the expiration and termination of its previously announced offers to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) its outstanding existing notes (the “Existing Notes”) for up to an aggregate principal amount of $1,000,000,000 of new 9.0%/12.0% Cash/PIK Toggle Senior Secured Second Lien Notes due 2028 issued by the Company. The Exchange Offers expired at 5:00 p.m., New York City time, on June 1, 2023 (the “Expiration Time”). The Exchange Offers were made pursuant to the terms and subject to the conditions set forth in the Exchange Offer Memorandum, dated March 22, 2023 (as amended by the press releases dated April 19, 2023, May 3, 2023 and May 17, 2023, the “Exchange Offer Memorandum”).

The Exchange Offers were conditioned upon, among other things, the valid tender of a minimum of $500,000,000 aggregate principal amount of Existing Notes (the “Minimum Participation Condition”).

Since the Minimum Participation Condition was not satisfied as of the Expiration Time, the Company will not accept any Existing Notes tendered for exchange, and all Existing Notes tendered pursuant to the Exchange Offers will be promptly returned to their holders. No consideration will be paid or become payable to holders of the Existing Notes, who validly tendered their Existing Notes in the Exchange Offers.

This press release is for informational purposes only and shall not constitute an offer to sell nor a solicitation of an offer to buy any securities in the United States and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such offering or sale would be unlawful.

About Carvana (NYSE: CVNA)
Carvana (NYSE: CVNA) is an industry pioneer for buying and selling used vehicles online. As the fastest growing used automotive retailer in U.S. history, its proven, customer-first ecommerce model has positively impacted millions of people’s lives through more convenient, accessible and transparent experiences. Carvana.com allows someone to purchase a vehicle from the comfort of their home, completing the entire process online, benefiting from a 7-day money back guarantee, home delivery, nationwide inventory selection and more. Customers also have the option to sell or trade-in their vehicle across all Carvana locations, including its patented Car Vending Machines, in more than 300 U.S. markets. Carvana brings a continued focus on people-first values, industry-leading customer care, technology and innovation, and is the No. 2 automotive brand in the U.S., only behind Ford, on the Forbes 2022 Most Customer-Centric Companies List. Carvana is one of the four fastest companies to make the Fortune 500 and for more information, please visit www.carvana.com and follow us @Carvana.

Carvana also encourages investors to visit its Investor Relations website as financial and other company information is posted.

Note Regarding Forward-Looking Statements
These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed Exchange Offers. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in our Quarterly Reports on Form 10-Q, and in the Exchange Offer Memorandum. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Contact:

Investor Relations:
Carvana
Mike Mckeever
investors@carvana.com

Media Contact:
Carvana
Kristin Thwaites
press@carvana.com